UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

PATCH INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-28627 (Commission File Number)	87-0393257 (IRS Employer Identification No.)

Suite 1670, 700 – 2nd Street S.W., Calgary, Alberta, Canada T2P 2W1
 (Address of principal executive offices)(Zip Code)

(403) 441-4390
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 22, 2008, Patch International Inc. (“Patch”) issued a press release announcing that Patch has retained CIBC World Markets Inc. as its exclusive financial advisor to assist in exploring strategic alternatives.  These alternatives may include the sale of the company, merger, reorganization or such other alternatives that are considered to be in the best interest of Patch’s shareholders.  A copy of the press release is attached as Exhibit 99.1 to this report.

The information contained in this report, including Exhibit 99.1, is “furnished” pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless this report is specifically incorporated by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Cautionary Statements

The Securities and Exchange Commission (“SEC”) only permits oil and gas companies to disclose, in their reports filed with the SEC, proved reserves that have been demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.  Patch uses certain terms in the press release and resource report, such as “contingent resources,” “undiscovered resources,” and “recoverable resources,” that the SEC’s guidelines strictly prohibit from including in Patch’s filings with the SEC.  SEC regulations define reserves associated with oil sands as mining-related and not a part of conventional crude oil and natural gas reserves.  These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of not being actually realized by Patch.  Investors are urged to consider closely the disclosure in Patch’s Annual Report on Form 10-KSB for fiscal year ended May 31, 2007 and in Patch’s Quarterly Report on Form 10-QSB for the period ended November 30, 2007 as filed with the SEC.

Certain statements in this filing regarding future expectations and plans for oil and gas exploration and development may be regarded as “forward-looking statements.”  These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.  Patch cautions that its future oil and gas production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development, production, and sale of oil and gas.  These risks include, but are not limited to, the inherent uncertainties in interpreting engineering data related to underground accumulations of oil and gas, estimating future oil and gas production based upon engineering data, timing and capital availability, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling and other operational risks, regulatory changes, and other factors to be discussed in detail in the registrant’s filings with the SEC.  Also, the financial results of Patch’s Canadian operations are subject to currency exchange rate risks.  Any of these factors could cause Patch’s actual results and plans to differ materially from those in the forward-looking statements.

Any information provided in this filing is qualified in its entirety by Patch’s filings with the SEC and any subsequent filing updates, changes or adjustments.  Information is current as of the date presented, but as events change, the information herein may become out of date.  Readers are encouraged to read Patch’s filings with the SEC to review the more complete discussions of the risks outlined above.  Patch expressly disclaims any obligation to update the press release contained in Exhibit 99.1 of this Report.  The inclusion of any data or statements in the press release does not signify that the information is considered material.

Item 9.01             Financial Statements and Exhibits

Regulation S-K Number	Document
99.1	Press Release dated January 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATCH INTERNATIONAL INC.
January 23, 2008	By: /s/ Jason Dagenais Jason Dagenais Chief Operating Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document
99.1	Press Release dated January 22, 2008.